SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

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DOVER CORPORATION

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 922-1640
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) Departure of Directors or Principal Officers

     On November 5, 2004, Dover Corporation (the “Company”) announced that Thomas L. Reece will retire from his position as Chief Executive Officer of the Company effective December 31, 2004. Mr. Reece has served as the Company’s Chief Executive Officer since 1994. Until July 2003, he also served as President of the Company.

     (c) Appointment of Principal Officers

     On November 5, 2004, Dover announced that the Company’s Board of Directors elected Ronald L. Hoffman to the position of Chief Executive Officer of the Company effective January 1, 2005. Mr. Hoffman, age 56, has served as the Company’s President and Chief Operating Officer since July 1, 2003. Prior to that, Mr. Hoffman was the President and Chief Executive Officer of Dover Resources, Inc., one of Dover’s segments, from January 1, 2002 to July 1, 2003, and its Executive Vice President from May 2000 to January 2002. Prior thereto, since 1985, Mr. Hoffman was President of Tulsa Winch, a company acquired by Dover in 1996.

Item 9.01 Financial Statements and Exhibits

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

        99.1 Press release of Dover Corporation, dated November 5, 2004, is filed as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2004	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
		Name:	Joseph w. Schmidt
		Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press release of Dover Corporation, dated November 5, 2004, is filed as Exhibit 99.1.